Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-60114 and 333-117231) relating to the 2000 Stock Option and Incentive Plan of Shoe Carnival, Inc., the Registration Statements on Form S-8 (Nos. 33-74050 and 333-44047) relating to the 1993 Stock Option and Incentive Plan of Shoe Carnival, Inc., the Registration Statement on Form S-8 (No. 33-80979) relating to the Employee Stock Purchase Plan of Shoe Carnival, Inc., the Registration Statement on Form S-8 (No. 333-82819), and the Registration Statement on Form S-8 (No. 35-1736614) relating to the Outside Directors Stock Option Plan of Shoe Carnival, Inc., of our reports relating to the consolidated financial statements and financial statement schedule of Shoe Carnival, Inc. and subsidiaries (which report expressed an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainties in Income Taxes) and the effectiveness of internal control over financial reporting dated April 16, 2009, appearing in the Annual Report on Form 10-K of Shoe Carnival, Inc. and subsidiaries for the year ended January 31, 2009.

/s/ DELOITTE & TOUCHE LLP

Indianapolis, Indiana
April 16, 2009